- --------------------------------------------------------------------------------





                          AGREEMENT AND PLAN OF MERGER




                                      Among




                                TRIBUNE COMPANY,





                         TOWER ACQUISITION COMPANY, INC.



                                       and



                        RENAISSANCE COMMUNICATIONS CORP.




                            Dated as of July 1, 1996





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




                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I                               ----
                                   The Merger

         SECTION 1.01.  The Merger.............................................2
         SECTION 1.02.  Closing................................................2
         SECTION 1.03.  Effective Time.........................................3
         SECTION 1.04.  Effects of the Merger..................................3
         SECTION 1.05.  Certificate of Incorporation and
                          Bylaws...............................................3
         SECTION 1.06.  Directors..............................................3
         SECTION 1.07.  Officers...............................................3

                                   ARTICLE II
                  Effect of the Merger on the Capital Stock of Sub and the Company; Exchange of Certificates

         SECTION 2.01.  Effect on Capital Stock................................4
         SECTION 2.02.  Exchange of Certificates...............................5

                                   ARTICLE III
                  Representations and Warranties of the Company

         SECTION 3.01.  Organization...........................................7
         SECTION 3.02.  Subsidiaries...........................................8
         SECTION 3.03.  Capitalization.........................................8
         SECTION 3.04.  Authority..............................................9
         SECTION 3.05.  Consent and Approvals; No Violations..................10
         SECTION 3.06.  SEC Reports and Financial Statements..................11
         SECTION 3.07.  Absence of Certain Changes or Events..................12
         SECTION 3.08.  No Undisclosed Liabilities............................13
         SECTION 3.09.  Information Supplied..................................14
         SECTION 3.10.  Benefit Plans.........................................14
         SECTION 3.11.  Contracts; Indebtedness...............................16
         SECTION 3.12.  Litigation............................................17
         SECTION 3.13.  Compliance with Applicable Law........................18
         SECTION 3.14.  Tax Matters...........................................18
         SECTION 3.15.  State Takeover Statutes...............................21
         SECTION 3.16.  Environmental Matters.................................21
         SECTION 3.17.  Intellectual Property.................................22
         SECTION 3.18.  FCC Qualifications....................................23

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                                                                            Page
                                                                            ----

         SECTION 3.19.  Required Vote.........................................23
         SECTION 3.20.  Brokers; Schedule of Fees and Expenses................23
         SECTION 3.21.  Opinion of Financial Advisor..........................23

                                   ARTICLE IV
                Representations and Warranties of Parent and Sub

         SECTION 4.01.  Organization..........................................24
         SECTION 4.02.  Authority.............................................24
         SECTION 4.03.  Consents and Approvals; No Violations.................25
         SECTION 4.04.  Information Supplied..................................25
         SECTION 4.05.  Interim Operations of Sub.............................26
         SECTION 4.06.  Brokers...............................................26
         SECTION 4.07.  Financing.............................................26
         SECTION 4.08.  FCC Qualifications....................................26
         SECTION 4.09.  Litigation............................................26

                                    ARTICLE V
                                    Covenants

         SECTION 5.01.  Covenants of the Company..............................27
         SECTION 5.02.  No Solicitation.......................................31
         SECTION 5.03.  Third Party Standstill Agreements.....................34
         SECTION 5.04.  Other Actions.........................................34

                                   ARTICLE VI
                              Additional Agreements

         SECTION 6.01.  Stockholder Approval; Preparation
                          of Proxy Statement..................................34
         SECTION 6.02.  Access to Information.................................36
         SECTION 6.03.  Reasonable Efforts....................................36
         SECTION 6.04.  Company Stock Options and
                          Management Warrants.................................37
         SECTION 6.05.  Fees and Expenses.....................................39
         SECTION 6.06.  Indemnification.......................................41
         SECTION 6.07.  Obligations of Sub....................................43
         SECTION 6.08.  Employee Benefits.....................................43
         SECTION 6.09.  Certain Litigation....................................43
         SECTION 6.10.  Transfer of Ownership of Channel 61...................44

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                                                                            Page
                                                                            ----
                                   ARTICLE VII
                              Conditions Precedent

         SECTION 7.01.  Conditions to Each Party's
                          Obligation To Effect the Merger.....................44
         SECTION 7.02.  Conditions to the Company's
                          Obligation to Effect the Merger.....................46
         SECTION 7.03.  Conditions to the Parent's and Sub's
                          Obligations to Effect the Merger....................46

                                  ARTICLE VIII
                            Termination and Amendment

         SECTION 8.01.  Termination...........................................48
         SECTION 8.02.  Effect of Termination.................................50
         SECTION 8.03.  Amendment.............................................50
         SECTION 8.04.  Extension; Waiver.....................................51

                                   ARTICLE IX
                                  Tender Offer

         SECTION 9.01.  Tender Offer..........................................51

                                    ARTICLE X
                                  Miscellaneous

         SECTION 10.01.  Nonsurvival of Representations,
                           Warranties and Agreements..........................53
         SECTION 10.02.  Notices..............................................53
         SECTION 10.03.  Interpretation.......................................54
         SECTION 10.04.  Counterparts.........................................55
         SECTION 10.05.  Entire Agreement; No Third Party
                           Beneficiaries......................................55
         SECTION 10.06.  Governing Law........................................56
         SECTION 10.07.  Publicity............................................56
         SECTION 10.08.  Assignment...........................................56
         SECTION 10.09.  Enforcement..........................................56

                          AGREEMENT AND PLAN OF MERGER



                  AGREEMENT AND PLAN OF MERGER dated as of July 1, 1996 among Tribune Company, a Delaware corporation ("Parent"), Tower Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Renaissance Communications Corp., a Delaware corporation (the "Company").

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"; the shares of Company Common Stock being hereinafter referred to as the "Shares"), other than Shares owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 2.01(d)), will be converted into the right to receive $36.00 per share in cash;

                  WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger and recommending that the Company's stockholders approve this Agreement;

                  WHEREAS, the Board of Directors of the Company has approved the terms of the Stockholder Agreements (the "Stockholder Agreements") to be entered into by Parent, Sub and certain stockholders of the Company concurrently with the execution of this Agreement as an inducement to Parent to enter into this Agreement, pursuant to which such stockholders have, among other things, agreed to vote their Shares for approval of the Merger and this Agreement; and

                  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   The Merger
                                   ----------

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 10.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. Notwithstanding the foregoing, Sub may, with the consent of the Company (which consent shall not be unreasonably withheld), elect at any time prior to the Merger, instead of merging into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants herein solely by reason of such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect and, where appropriate, to provide that Sub shall be the Surviving Corporation.

                  SECTION 1.02. Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be mutually agreed by Parent and the Company (and, failing such agreement, on the second business day) after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

                  SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.05. Certificate of Incorporation and Bylaws. (a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article FOURTH of such Restated Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share" and, as so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.



                                   ARTICLE II

                  Effect of the Merger on the Capital Stock of
                  --------------------------------------------
                  Sub and the Company; Exchange of Certificates
                  ---------------------------------------------

                  SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent Owned Stock. Each Share that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Shares. Subject to Section 2.01(d), each Share issued and outstanding (other than Shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive $36.00 in cash (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (d)  Shares of Dissenting Stockholders.
         Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Delaware law concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 2.01(c), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                  SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate The First National Bank of Chicago (or such other bank or trust company reasonably acceptable to the Company) to act as paying agent in the Merger (the "Paying Agent"), and Parent shall, at or prior to the Effective Time, deposit or cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of Shares (the "Payment Fund") funds in an amount necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 2.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent). At the Effective Time, Parent shall also make available to the Surviving Corporation funds in an amount necessary for the payment of the Option Consideration and the Warrant Consideration (as defined in Section 6.04).

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

                  (c) No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled.

                  (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), the cash payment in respect of such Certificate shall, unless otherwise provided by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.


                                   ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

                  The Company represents and warrants to Parent and Sub as follows:

                  SECTION 3.01. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. The

Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect (as defined in Section 10.03) on the Company or prevent or materially delay the consummation of the Merger. The Company has delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of its subsidiaries.

                  SECTION 3.02. Subsidiaries. Item 3.02 of the letter from the Company to Parent dated the date hereof, which letter relates to this Agreement and is designated therein as the Company Disclosure Letter (the "Company Disclosure Letter"), lists each subsidiary of the Company. Except as set forth in Item 3.02 of the Company Disclosure Letter, all the outstanding shares of capital stock of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                  SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 97,500,000 Shares and 2,500,000 shares of Preferred Stock, par value $1.00 per share. At the close of business on June 26, 1996, (i) 30,337,206 Shares were issued and outstanding, (ii) no Shares were held by the Company in its treasury, (iii) 675,000 Shares were reserved for issuance upon exercise of options to purchase Shares ("Company Stock Options") issued pursuant to the Company's stock option plans and (iv) 450,000 Shares were reserved for issuance upon exercise of the warrants to purchase Shares granted to the chief executive officer of the Company (and assigned, in part, to certain other individuals) ("Management Warrants"). Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above or on Item 3.02 of the Company Disclosure Letter, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on Item 3.02 of the Company Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) to vote or to dispose of any shares of the capital stock of any of the Company's subsidiaries.

                  SECTION 3.04. Authority. The Board of Directors of the Company, at a meeting duly called and held, at which all directors were present, has duly and unanimously adopted resolutions approving this Agreement, the Merger and the Stockholder Agreements, determining that the terms of the Merger are fair to, and in the best interests of the Company's stockholders and recommending that the Company's stockholders approve and adopt this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the holders of a majority of the Shares outstanding and entitled to vote thereon (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby.

The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                  SECTION 3.05. Consent and Approvals; No Violations. Except as set forth in Item 3.05 of the Company Disclosure Letter, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the filing with the SEC of a proxy statement in definitive form relating to any required Company Stockholder Approval (the "Proxy Statement")), the Communications Act of 1934, as amended, and the rules, regulations and policies of the Federal Communications Commission or any successor entity (the "FCC") thereunder (the "Communications Act") (including in connection with the transfer of licenses relating to the television broadcast stations owned and operated by the Company or its subsidiaries (the "Stations")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the DGCL, the laws of other states in which the Company is qualified to do or is doing business and state takeover laws, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the Restated Certificate of Incorporation or By-laws of the Company or of the similar organizational documents of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company or would not reasonably be expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the Company or that would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

                  SECTION 3.06. SEC Reports and Financial Statements. The Company and each of its subsidiaries has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994, under the Exchange Act or the Securities Act of 1933 (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company Filed SEC Document (as defined in

Section 3.07) (a copy of which has been provided to Parent prior to the date hereof), none of the Company SEC Documents contains an untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  SECTION 3.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents") or as disclosed in
Item 3.07 of the Company Disclosure Letter, since December 31, 1995, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) through the date hereof any material adverse change (as defined in Section 10.03) with respect to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of December 31, 1995,

(y) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of December 31, 1995, or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such employee or executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company,
(vi) any revaluation by the Company of any of its material assets, (vii) any material change in accounting methods, principles or practices by the Company or
(viii) through the date hereof any written notice given to, or other written communication with the Company or any of its subsidiaries (or any oral notice given to, or other oral communication with, any director, executive officer or general manager of the Company, any subsidiary of the Company or any Station), to the effect that the existing network affiliation agreements relating to the Stations will not be renewed for a term at least as long as their current term.

                  SECTION 3.08. No Undisclosed Liabilities. Except as and to the extent set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 previously filed with the SEC under the Exchange Act, as of December 31, 1995, neither the Company nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or disclosed in the notes thereto). Since December 31, 1995 and to the date of this Agreement, except as and to the extent set forth in the Company Filed SEC Documents, neither the Company nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or disclosed in the notes thereto) and that would be reasonably expected to have a material adverse effect on the Company.

                  SECTION 3.09. Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                  SECTION 3.10. Benefit Plans. (a) Except as disclosed in the Company Filed SEC Documents or as disclosed in Item 3.10 of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Benefit Plans"). Except as disclosed in the Company Filed SEC Documents or in Item 3.10 of the Company Disclosure Letter, there exist no employment, consulting, severance, termination or indemnification agreement, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

                  (b) Item 3.10 of the Company Disclosure Letter contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

                  (c) Except as disclosed in Item 3.10 of the Company Disclosure Letter, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the best knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                  (d) No Pension Plan that the Company or any of its subsidiaries maintains, or to which the Company or any of its subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a

"prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under
Section 502(i) or (1) of ERISA. None of such Benefit Plans or trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years. Neither the Company nor any of its subsidiaries has suffered or otherwise caused a "complete withdrawal", or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans.

                  (e) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Item 3.10 of the Company Disclosure Letter, (i) no such Benefit Plan is unfunded or funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan", as such term is defined in
Section 5000(b)(1) of the Code, complies with the applicable requirements of
Section 4980B(f) of the Code and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the consummation of the Merger.

                  SECTION 3.11. Contracts; Indebtedness. (a) Except as disclosed in the Company Filed SEC Documents or as set forth on Item 3.11 of the Company Disclosure Letter, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in (nor has the Company or any subsidiary thereof received written notice (nor has any director, executive officer or general manager of the Company, any subsidiary of the Company or any Station received oral notice) from any third party alleging that the Company or any subsidiary thereof is in) violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

                  (b) Except as set forth in Item 3.11(b) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or is bound by any employment agreement, television network affiliation agreement, any credit agreement, mortgage or indenture, or any material talent, programming or joint venture agreement which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon, or (ii) will be subject to termination or cancellation as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) Set forth on Item 3.11(c) of the Company Disclosure Letter is (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of the Company or any of its subsidiaries in an aggregate principal amount in excess of $100,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder.

                  SECTION 3.12. Litigation. As of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. As of the date of this Agreement, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

                  SECTION 3.13. Compliance with Applicable Law. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company Filed SEC Documents, to the best knowledge of the Company, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a material adverse effect on the Company or reasonably prevent or materially delay the consummation of the Merger. Except as set forth in Item
3.13 of the Company Disclosure Letter, the Stations have been operated in all material respects in full compliance with The Childrens Television Act of 1990 and the rules, regulations and policies of the FCC thereunder. As of the date of this Agreement, to the best knowledge of the Company no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger.

                  SECTION 3.14.  Tax Matters.  Except as set forth in
Item 3.14 of the Company Disclosure Letter:

                  (a) The Company and each of its subsidiaries has filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all taxes shown as due on such returns and all material taxes (as defined below) for which no return was required to be filed, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) No material tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. None of the Federal income tax returns of the Company nor any of its subsidiaries consolidated in such returns for any period have been examined by the Internal Revenue Service.

                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

                  (e) None of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

                  (f) None of the Company or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

                  (g) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its subsidiaries under any contract, plan, program, arrangement or understanding currently in effect.

                  (h) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  (i) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, employment, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

                  SECTION 3.15. State Takeover Statutes. The action of the Board of Directors of the Company in approving the Merger, this Agreement and the Stockholder Agreements is sufficient to render inapplicable to the Merger, this Agreement and the Stockholder Agreements and the transactions contemplated by this Agreement and the Stockholder Agreements the provisions of Section 203 of the DGCL. To the best knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholder Agreements or any of the transactions contemplated by this Agreement or the Stockholder Agreements.

                  SECTION 3.16. Environmental Matters. (a) Neither the Company nor any of its subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any of its subsidiaries' properties or any other properties, other than in a manner that could not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under or at any of the Company's or any of its subsidiaries' properties or any other property but arising from the Company's or any of its subsidiaries' properties, other than in a manner that could not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company, or (iii) received any written notice (A) of any violation of any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on, under or emanating from any of the Company's or any of its subsidiaries' properties or any other properties (collectively, "Environmental Laws"), (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation,
(C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its subsidiaries' properties or any other properties or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its subsidiaries' properties or any other properties, except in each case for the notices set forth in Item 3.16 of the Company Disclosure Letter and except for notices relating to matters that are not material. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company has received any notice of a nature described in clauses (A) through
(D), inclusive, of the immediately preceding sentence. For purposes of this Agreement, the term "Hazardous Substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law.

                  (b) Except as set forth in Item 3.16 of the Company Disclosure Letter, no Environmental Law imposes any obligation upon the Company or its subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement or the Stockholder Agreements, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon any of the Company's or it subsidiaries' properties under any Environmental Law.

                  SECTION 3.17. Intellectual Property. The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, know how, FCC call signs and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") that are material to the conduct of the business of the Company and its subsidiaries taken as a whole. Item 3.17 of the Company Disclosure Letter sets forth a description of all Intellectual Property Rights that are material to the conduct of the business of the Company and its subsidiaries taken as a whole. Except as set forth in Item 3.17 of the Company Disclosure Letter, no claims are pending or, to the best knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the best knowledge of the Company, except as set forth in Item 3.17 of the Company Disclosure Letter, no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right.

                  SECTION 3.18. FCC Qualifications. After due investigation, except for the matters described in Item 3.18 of the Company Disclosure Letter, the Company is not aware of any facts or circumstances relating to the Company or any of its subsidiaries that might prevent or delay prompt consent to the transfer of control applications with respect to the Stations and the issuance of the FCC Order (as defined in Section 7.01(b)).

                  SECTION 3.19. Required Vote. The affirmative vote of the holders of at least a majority of the Shares outstanding is the only vote of the holders of any class or series of capital stock of the Company necessary under applicable law or otherwise to approve the Merger and this Agreement and the transactions contemplated hereby.

                  SECTION 3.20. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished Parent with a true and complete copy of its engagement letter with Morgan Stanley & Co. Incorporated (which letter sets forth the method of calculation of any fees to be payable to Morgan Stanley & Co. Incorporated). In connection with this Agreement and the transactions contemplated hereby, the Company is not subject to any obligation or commitment to pay the legal fees or related expenses of any stockholder of the Company.

                  SECTION 3.21.  Opinion of Financial Advisor.  The
Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent, and such opinion has not been withdrawn or modified.


                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------
                               of Parent and Sub
                               -----------------

                  Parent and Sub represent and warrant to the Company as follows:

                  SECTION 4.01. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted.

                  SECTION 4.02. Authority. Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub (including approval of the Merger and this Agreement by the Board of Directors of Parent) and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent stockholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                  SECTION 4.03. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Communications Act (including approvals or waivers of the FCC in connection with the transfer of the licenses in connection with the ownership or operation of the Stations), the HSR Act, the DGCL, the laws of other states in which Parent is qualified to do or is doing business and state takeover laws, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, permit, concession, franchise, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

                  SECTION 4.04. Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 4.05. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  SECTION 4.07. Financing. At the Effective Time, Parent will have sufficient funds available to purchase, or to cause Sub to purchase, all the Shares pursuant to the Merger and to pay all fees and expenses related to the transactions contemplated by this Agreement.

                  SECTION 4.08. FCC Qualifications. Except as set forth in Item
4.08 of the letter from Parent to the Company dated the date hereof, which letter relates to this Agreement and is designated therein as the Parent Disclosure Letter (the "Parent Disclosure Letter"), and after due investigation, Parent and Sub are not aware of any other facts or circumstances relating to Parent or any of its subsidiaries that might prevent or delay prompt consent by the FCC to the transfer of control applications relating to the Stations and the issuance of the FCC Order.

                  SECTION 4.09. Litigation. As of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries that could reasonably be expected to prevent or materially delay the consummation of the Merger. As of the date of this Agreement, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or materially delay the consummation of the Merger.

                                    ARTICLE V

                                    Covenants
                                    ---------

                  SECTION 5.01. Covenants of the Company. During the period from the date of this Agreement through the Effective Time, the Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

                  (a) Ordinary Course. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries.

                  (b) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of its subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of Shares upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with the terms of such Company Stock Options and (ii) the issuance of Shares upon the exercise of Management Warrants outstanding on the date of this Agreement and in accordance with the terms of such Management Warrants.

                  (d) Governing Documents. The Company shall not, and shall not permit any of its subsidiaries to, amend or propose to amend its certificate of incorporation or by-laws (or similar organizational documents).

                  (e) No Acquisitions. The Company shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole.

                  (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, the Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets.

                  (g) Indebtedness. The Company shall not, and shall not permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to the Company or any direct or indirect wholly owned subsidiary of the Company or (B) any advances to employees in accordance with past practice.

                  (h) Advice of Changes; Filings. To the extent permitted by FCC regulations, the Company shall confer on a regular and frequent basis with Parent, report on operational matters and promptly advise Parent orally and in writing of any material adverse change with respect to the Company. The Company shall promptly provide to Parent (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (i) Tax Matters. The Company shall not make any tax election that would have a material effect on the tax liability of the Company or any of its subsidiaries or settle or compromise any material income tax liability of the Company or any of its subsidiaries. The Company shall, before filing or causing to be filed any material tax return of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return, and shall take such positions or make such elections as the Company and Parent shall jointly agree or, failing such agreement, shall take positions or make elections consistent with its past practices.

                  (j) Capital Expenditures. Neither the Company nor any of its subsidiaries shall make or agree to make any new capital expenditure or expenditures that, individually, exceeds
$1,000,000 or, in the aggregate, exceed $5,000,000.

                  (k) Discharge of Liabilities. The Company shall not, and shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party.

                  (l) Material Contracts. Neither the Company nor any of its subsidiaries shall (i) enter into, modify in any material respect, amend in any material respect or terminate any (w) television network affiliation agreement relating to any of the Stations, (x) any programming agreement having a term longer than one year or having an aggregate value over its term greater than $500,000, (y) retransmission consent agreement relating to any of the Stations or (z) any other material contract or agreement to which the Company or such subsidiary is a party or (ii) waive, release or assign any material rights or claims.

                  (m) Employee Matters. Neither the Company nor any of its subsidiaries shall (i) grant any increases in the compensation of any of its directors, officers or key employees, except for increases required under employment agreements existing on the date hereof and increases for officers and employees in the ordinary course of business consistent with past practice that, in any event, do not increase such officer's or employee's aggregate compensation by more than 10% over his aggregate compensation in effect on the date hereof, (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Benefit Plans as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or materially amend any existing, employment, severance or termination agreement with any such director, officer or key employee, (iv) except as required to comply with applicable law, become obligated under any new Benefit Plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder. The Company shall provide Parent with copies of any amendments to any Benefit Plan prior to the Effective Time or (v) terminate the employment, demote, reassign or otherwise make any change in the employment status of any existing general manager of any Station. Notwithstanding the foregoing, the Company may pay "stay bonuses" to employees who are not parties to employment agreements in an aggregate amount not exceeding $200,000.

                  (n) Accounting. The Company shall not adopt any material change, other than in the ordinary course of business consistent with past practice or as required by the SEC or by law, in its accounting policies, procedures or practices.

                  (o) FCC License Renewals. The Company will, and shall cause its subsidiaries to, timely file with the FCC all license renewal applications with respect to the Stations as they become due and shall take all necessary action to effectuate such license renewals.

In the event the Company shall request Parent to consent in writing to an action otherwise prohibited by this Section 5.01, Parent shall use its reasonable best efforts to respond in a prompt and timely fashion, but may otherwise respond affirmatively or negatively in its sole discretion.

                  SECTION 5.02. No Solicitation. (a) The Company and its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any of its subsidiaries) shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not, nor shall it permit any of its subsidiaries to, and it shall use its best efforts to cause its officers, directors, employees, agents, affiliates or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information, other than the Company SEC Documents), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, and subject to compliance with Section 5.02(c),
(x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement containing terms no less favorable to the Company than the form entered into between the Company and Parent and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries taken as a whole or 20% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated by this Agreement and the Stockholder Agreements.

                  (b) Except as set forth in this Section 5.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the following sentences) withdraw or modify its approval or recommendation of the Merger and this Agreement (or not to recommend it before the Proxy Statement is sent to stockholders), approve or recommend a Superior Proposal (as defined below) or terminate this Agreement, but in each case only at a time that is after the fifth business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person (and, if known and applicable, its "ultimate parent entity" as defined in the rules and regulations promulgated under the HSR Act) making such Superior Proposal. In addition, if the Company proposes to terminate this Agreement, it shall upon such times set forth in Section 6.05(b) pay to Parent the Expenses and Termination Fee (each as defined in Section 6.05(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.02, the Company shall immediately advise Parent orally and in writing of any request for information (other than the Company SEC Documents) or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with and based on the advice of outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                  SECTION 5.03. Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party (other than any involving Parent or its subsidiaries). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                  SECTION 5.04 Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions set forth in Section 7.01 or Section 7.03 not being satisfied (subject to the Company's right to take actions specifically permitted by Section 5.02).


                                   ARTICLE VI

                              Additional Agreements
                              ---------------------

                  SECTION 6.01. Stockholder Approval; Preparation of Proxy Statement. (a) The Company shall as soon as practicable following the date hereof, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given; provided that in the event that the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may decline to make such recommendation. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

                  (b) The Company shall as soon as practicable following the date hereof, prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of such staff. Parent shall as soon as practicable following the date hereof supply such information for inclusion in the Proxy Statement as shall reasonably be requested by the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

                  (c) At the Stockholders Meeting, Parent agrees to cause all Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

                  SECTION 6.02. Access to Information. To the extent permitted by FCC regulations and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use reasonable efforts to be released), upon reasonable notice the Company shall, and shall cause each of its subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel and other representatives of Parent access, during normal business hours during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirement of the Federal or state securities laws, the Communications Act or the Federal tax laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as otherwise agreed to by the Company, unless and until the consummation of the Merger, and notwithstanding termination of this Agreement, the terms of the Confidentiality Agreements dated as of November 8, 1995 and June 5, 1996 between Parent and the Company (the "Confidentiality Agreements") shall apply to all information furnished thereunder or hereunder.

                  SECTION 6.03. Reasonable Efforts. (a) Each of the Company, Parent and Sub agree to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the Communications Act, the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company, Parent and Sub shall, and shall cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets not contemplated by the terms of a Temporary Waiver (as hereinafter defined); provided that in no event shall Parent be required to dispose of any assets or operations owned by it or any of its subsidiaries on the date hereof or otherwise acquired prior to the Effective Time pursuant to an agreement entered into by Parent or any of its subsidiaries prior to the date hereof.

                  (b) Each of Parent, Sub and the Company shall use its reasonable efforts to file the applications for the FCC Order within twenty business days from the date hereof and to take, or cause to be taken, all actions necessary, proper or advisable to obtain the FCC Order and to satisfy all conditions therein (including the acceptance of a Temporary Waiver), in each case so as to come into compliance with FCC requirements and to consummate the Merger as promptly as practicable, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets not contemplated by the terms of a Temporary Waiver; provided that in no event shall Parent be required to dispose of any assets or operations owned by it or any of its subsidiaries on the date hereof or otherwise acquired prior to the Effective Time pursuant to an agreement entered into by Parent or any of its subsidiaries prior to the date hereof. "Temporary Waiver", as used herein, shall mean a waiver of the prohibitions contained in 47 C.F.R. ss. 73.3555, which waiver shall expire not earlier than six months from the date of the FCC Order and which, among other things, shall suspend any obligation of Parent or any of its subsidiaries to dispose of any assets or operations of the Surviving Corporation or any subsidiary thereof or to agree to limitations on its or their operations and which shall not require Parent to dispose of any assets or operations owned by it or any of its subsidiaries on the date hereof or otherwise acquired prior to the Effective Time pursuant to an agreement entered into by Parent or any of its subsidiaries prior to the date hereof.

                  SECTION 6.04.  Company Stock Options and Management
Warrants. (a) At the Effective Time, each holder of a then outstanding Company Stock Option, whether or not then exercisable, shall, in settlement thereof, receive from the

Company for each Share subject to such Company Stock Option an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Stock Option (such amount being hereinafter referred to as the "Option Consideration"); provided, however, that with respect to any person subject to
Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Option Consideration, the Company Stock Option and any coupled SAR (as defined in the Company's Executive Stock Option Plan) shall be canceled. The surrender of any Company Stock Option (and any coupled SAR) to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option (and any such coupled SAR). Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from holders of Company Stock Options and to take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 6.04(a) (except for such action that may require the approval of the Company's stockholders). Except as otherwise agreed to by the parties, (a) the Company's Executive Stock Option Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall be canceled as of the Effective Time and (b) the Company shall take all action necessary to ensure that following the Effective Time no participant in the Company's Executive Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary of the Company or the Surviving Corporation and to terminate all such plans, programs or arrangements.

                  (b) At the Effective Time, each holder of a then outstanding Management Warrant, whether or not then exercisable, shall, in settlement thereof, receive from the Company for each Share subject to such Management Warrant an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such Management Warrant (such amount being hereinafter referred to as the "Warrant Consideration"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Warrant Consideration, the related Management Warrant shall be canceled. The surrender of any Management Warrant to the Company in exchange for the Warrant Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Management Warrant. Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from the holders of the Management Warrants and to take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 6.04(b) (except for such action that may require the approval of the Company's stockholders). Except as otherwise agreed to by the parties, the Company shall take all action necessary to ensure that following the Effective Time no holder of Management Warrants shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary of the Company or the Surviving Corporation and to cancel the Management Warrants upon payment of the Warrant Consideration relating thereto.

                  SECTION 6.05. Fees and Expenses. (a) Except as provided below in this Section 6.05, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) The Company shall pay, or cause to be paid, in same day funds to Parent the sum of (x) the Expenses (as hereinafter defined) and (y) $30,000,000 (the "Termination Fee") under the circumstances and at the times set forth as follows:

                  (i) if Parent or Sub terminates this Agreement under Section 8.01(e) and at the time of such termination there is no pending Takeover Proposal, the Company shall pay the Expenses and the Termination Fee upon demand;

                  (ii)     if Parent or Sub terminates this Agreement under
         Section 8.01(e) and at the time of such termination a

         Takeover Proposal shall then be pending, the Company shall pay the Expenses, upon demand; in addition, if within twelve months after such termination, the Company shall enter into an Acquisition Agreement providing for a Takeover Proposal or a Takeover Proposal shall be consummated, the Company shall pay the Termination Fee concurrently with the earlier of the entering into of such Acquisition Agreement or the consummation of such Takeover Proposal;

                  (iii) if the Company terminates this Agreement under Section 8.01(f), the Company shall pay the Expenses concurrently therewith; in addition, if within twelve months after such termination, the Company shall enter into an Acquisition Agreement providing for a Takeover Proposal or a Takeover Proposal shall be consummated, the Company shall pay the Termination Fee concurrently with the earlier of the entering into of such Acquisition Agreement or the consummation of such Takeover Proposal; and

                  (iv) if, at the time of any other termination of this Agreement (other than (A) a termination by the Company pursuant to Section 8.01(g) or (B) provided that the Company is not at the time of such termination in breach of its obligations under Section 5.02 or
         Section 6.03, a termination pursuant to Section 8.01(a), Section 8.01(b)(i) or Section 8.01(b)(iii)), a Takeover Proposal shall have been made (other than a Takeover Proposal made prior to the date hereof), the Company shall pay the Expenses, if terminated by the Company, concurrently therewith or, if terminated by Parent, upon demand; in addition, if within twelve months of such termination, the Company shall enter into an Acquisition Agreement providing for a Takeover Proposal or a Takeover Proposal shall be consummated, the Company shall pay the Termination Fee concurrently with the earlier of the entering into of such Acquisition Agreement or the consummation of such Takeover Proposal.

"Expenses" shall mean documented out-of-pocket fees and expenses up to an aggregate $2,500,000 incurred prior to any termination of this Agreement or otherwise paid by or on behalf of Parent or Sub in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of law firms, commercial banks, investment banking firms, accountants, experts and consultants to Parent or Sub. In no event shall more than one Termination Fee be payable.

                  SECTION 6.06. Indemnification. (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-Laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Restated Certificate of Incorporation or By-Laws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                  Parent will not permit the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of any of the Company's subsidiaries on the date of this Agreement to be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under any such Certificate of Incorporation or By-Laws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                  (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, agents and employees of the Company and its subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval or Parent and the Surviving Corporation (which approval shall not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer, agent or employee of the Company or any subsidiary and arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), in each case to the fullest extent permitted under the DGCL (and, from and after the Effective Time, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the DGCL). Parent hereby guarantees the Surviving Corporation's obligations to the Indemnified Parties pursuant to this Section 6.06.

                  (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Surviving Corporation shall pay all reasonable fees and expenses of counsel for the Indemnified Parties relating to such claim (which counsel shall be reasonably acceptable to Parent) and (ii) the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 6.06, upon learning of any such Claim, shall promptly notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 6.06, except to the extent such failure prejudices the Surviving Corporation ), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. Notwithstanding anything contained herein to the contrary, the Surviving Corporation shall not be obligated pursuant to this Section to pay the fees and expenses of more than one law firm (in addition to any appropriate local counsel) for all Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to such Indemnified Parties), a conflict on any significant issue between the positions of any two or more of such Indemnified Parties, in which event, any additional counsel as may be reasonably required and shall be reasonably satisfactory to Parent may be retained by such Indemnified Parties.

                  (d) This Section 6.06 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent and Sub and the Surviving Corporation and their respective successors and assigns.

                  SECTION 6.07. Obligations of Sub. Subject to the terms and conditions set forth in this Agreement, Parent shall take all actions necessary to cause Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                  SECTION 6.08. Employee Benefits. (a) For at least twelve months following the Effective Time, Parent shall cause the Surviving Corporation to maintain employee benefits and programs for officers and employees of the Company and its subsidiaries (other than benefits based on equity securities or any equivalent thereof or any incentive based compensation, bonus, phantom stock or similar arrangement) that are no less favorable in the aggregate than those in place on the date hereof. For purposes of eligibility to participate in and vesting in benefits provided under employee benefit plans maintained by Parent and its affiliates (but not for purposes of determining benefits (or accruals thereof) under such plans), all persons previously employed by the Company or its subsidiaries and then employed by Parent or its affiliates shall be credited with their years of service with the Company and its subsidiaries. Nothing contained herein shall be construed to obligate Parent or any subsidiary thereof to employ, or cause the Company or its subsidiaries from and after the Effective Time to continue to employ, any officer or employee of the Company or its subsidiaries.

                  (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to assume and perform the Company's obligations as they exist on the date hereof under the Employment Agreements, each as amended by the Amendment to Employment Agreement dated as of December 20, 1995, between the Company and each of Michael Finkelstein, Edward T. Karlik and John C. Ferrara.

                  SECTION 6.09. Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Merger, this Agreement or the Stockholder Agreements, without the prior written consent of Parent. In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger, unless the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of outside counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the Board's fiduciary duties under applicable law.

                  SECTION 6.10. Transfer of Ownership of Channel 61. The Company agrees that, promptly after the execution of this Agreement, it shall (a) withdraw its pending FCC application with respect to the transfer of ownership of WTIC-TV, Channel 61, Hartford, Connecticut to William Grimes (which withdrawal may be conditioned upon completion of the Merger, if such conditional withdrawal is permitted by the FCC) and (b) upon such withdrawal, terminate or amend, in accordance with the terms and conditions set forth in Item 6.10 of the Company Disclosure Letter, the Stockholders' Agreement dated March 11, 1994, as amended, among Hartford Television, Inc., William Grimes and 61 Licensee, Inc. relating to such transfer of ownership.


                                   ARTICLE VII

                              Conditions Precedent
                              --------------------

                  SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a)  Company Stockholder Approval.  The Company
         Stockholder Approval shall have been obtained.

                  (b) FCC Order. The FCC shall have issued the FCC Order and any condition or action required to be satisfied or taken to legally effect the Merger in compliance with the FCC Order shall have been so satisfied or taken (provided, that in no event shall the foregoing require the satisfaction of any condition or the taking of any action that could under the terms of the FCC Order be so satisfied or taken subsequent to consummation of the Merger). As used in this Agreement, the term "FCC Order" means an order or decision of the FCC which grants all consents or approvals required under the Communications Act for the transfer of control of all FCC licenses held by the Company to Parent and/or Sub and the consummation of the Merger and the other transactions contemplated by this Agreement, whether or not any appeal or request for reconsideration or review of such order is pending, or whether the time for filing any such appeal or request for reconsideration or review, or for any sua sponte action by the FCC with similar effect, has expired. For purposes of this paragraph, the "FCC" shall mean the FCC or its staff.

                  (c) HSR Period. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (d) No Injunctions Or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets not contemplated by the terms of a Temporary Waiver and in no event shall Parent be required to dispose of any assets or operations owned by it or any of its subsidiaries on the date hereof or otherwise acquired prior to the Effective Time pursuant to an Agreement entered into by Parent prior to the date hereof.

                  SECTION 7.02. Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing Date, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date), in each case except as contemplated or permitted by this Agreement.

                  (b) Officer's Certificate. Parent shall have furnished to the Company a certificate, dated the Closing Date, signed on behalf of Parent by an appropriate officer of Parent, certifying to the effect that the conditions set forth in this Section 7.02, insofar as they relate to Parent, have been satisfied in full.

                  (c) Other Documents. Parent and Sub shall have furnished to the Company at the closing of the Merger such other customary documents, certificates or instruments as the Company may reasonably request evidencing compliance by Parent and Sub with the terms of this Agreement.

                  SECTION 7.03. Conditions to the Parent's and Sub's Obligations to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing Date, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty is, by its terms, expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date), in each case except as contemplated or permitted by this Agreement.

                  (b) Absence of Certain Changes. Since the date of this Agreement, (i) there shall have occurred no extraordinary adverse change (as hereinafter defined) with respect to the Company, (ii) no license renewal application filed by the Company or any of its subsidiaries with the FCC relating to any Station shall have been denied and (iii) there shall not have occurred and continued to exist for more than three business days (A) any general suspension of trading in, or limitation on prices for, securities on a national securities exchange in the United States (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (C) any limitation (whether or not mandatory) by any Governmental Entity (exclusive of any foreign Governmental Entity) on, or other event that materially adversely affects, the extension of credit by banks or other lending institutions in the United States, or (D) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in any case is reasonably expected to have a material adverse effect on the Company or to materially adversely affect Parent's or Sub's ability to complete the Merger or materially delay the consummation of the Merger.

                  (c) Company Stock Options and Management Warrants. All required elections, consents and releases from holders of Company Stock Options or Management Warrants contemplated by Section 6.04 shall have been made or obtained.

                  (d) Officer's Certificate. The Company shall have furnished to Parent a certificate, dated the Closing Date, signed by an appropriate officer of the Company, certifying to the effect that the conditions set forth in this Section 7.03, insofar as they relate to the Company, have been satisfied.

                  (e) Other Documents. The Company shall have furnished to Parent at the closing of such Merger such other customary documents, certificates or instruments as Parent may reasonably request evidencing compliance by the Company with the terms of this Agreement.



                                  ARTICLE VIII

                            Termination and Amendment
                            -------------------------

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

                  (a) by mutual written consent of Parent and the Company;

                  (b)  by either Parent or the Company:

                           (i)  if any Governmental Entity shall
                  have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                           (ii) if, at the Stockholders Meeting (including any
                  adjournment thereof) this Agreement shall fail to be adopted and approved by the requisite vote of the stockholders of the Company;

                           (iii) if the Merger shall not have been consummated
                  on or before the one year anniversary of the date hereof unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

                  (c) by Parent or Sub, if the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure cannot be or has not been cured within 20 business days after the giving of written notice thereof to the Company;

                  (d) by Parent or Sub, if there has been a breach of any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality or there has been a material breach of any such representations and warranties that are not so qualified, in each case which breach cannot be or has not been cured within 20 business days after the giving of written notice thereof to the Company;

                  (e) by Parent or Sub, if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

                  (f) by the Company in accordance with Section 5.02(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (to the extent required to be paid upon such termination) of the Expenses and the Termination Fee; or

                  (g) by the Company, if Sub or Parent shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Sub or Parent to be performed or complied with by it under this Agreement or
         (ii) breached in any material respect any of their respective representations or warranties contained in this Agreement, which failure or breach described in clause (i) or (ii) above is incapable of being cured or has not been cured within 20 business days after the giving of written notice thereof to Parent or Sub, as applicable, and except, in any case described in clause (i) or (ii) above, for such failures and breaches which are not reasonably likely to affect adversely Parent's or Sub's ability to complete the Merger.

                  SECTION 8.02. Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to Section 3.20, Section 4.06, the last sentence of Section 6.02, Section 6.05, this Section 8.02 and
Article X; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors at any time before or after obtaining the Company Stockholder Approval (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE IX

                                  Tender Offer
                                  ------------

                  SECTION 9.01. Tender Offer. (a) If (i) there is a bona fide proposal made by a person other than Parent, Sub or any respective affiliate thereof to effect a Takeover Proposal or (ii) the FCC will otherwise permit the filing and grant of an application for special temporary authority, Parent shall have the right, in its sole discretion, upon no less than five days' notice to the Company, to commence a cash tender offer to purchase all the outstanding Shares (with at least a majority of the fully-diluted Shares minimum condition, which cannot be waived without the written consent of the Company) at a price equal to or in excess of what would have been the Merger Consideration. There shall be no conditions to the acceptance of Shares pursuant to such tender offer except (x) such conditions as are expressly set forth in Section 7.01 and 7.03 of this Agreement, (y) grant or approval by the FCC of special temporary authority pursuant to the Communications Act to consummate the offer and (z) any additional conditions set forth in Item 9.01 of the Parent Disclosure Letter.

                  (b) Notwithstanding Parent's exercise of such option to commence such a tender offer, this Agreement shall remain in full force and effect and, to the extent applicable, the provisions thereof shall apply to such tender offer and subsequent merger. Without limiting the foregoing, the parties hereto agree to amend this Agreement to include customary provisions pertaining to cash tender offers, including provisions relating to the extension of any such offer, the preparation, filing and dissemination of such documents as shall be required under applicable law in connection with tender offers (and the provision of information required to be included therein), the recommendation of the offer by the Company's Board of Directors and the appointment by Parent (or the trustee referred to below) of directors to the Company's Board of Directors. Any Shares not purchased by Parent in such tender offer shall be, as promptly as possible, acquired by Parent at the same purchase price paid for Shares accepted in such tender through a short-form merger (if available) or a long-form merger, subject to any required approval or order of the FCC.

                  (c) Parent or Sub, as appropriate, will enter into a voting trust agreement with respect to the Shares purchased pursuant to the offer with one or more voting trustees acceptable to the FCC, and the Company will cooperate with the trustee, Parent and Sub to effect a sale of the Shares if Shares must be sold pursuant to the voting trust agreement.

                  (d) The Company agrees that it will, at the time after commencement of the tender offer, to the extent permitted by applicable law and contractual obligations of the Company on the date hereof, enter into a loan agreement with Parent pursuant to which the Company will lend to Parent, during the period from the consummation of the offer until the sale of all the Shares held by the trustee as a result of the FCC Order not having been obtained, the Company's excess cash flow (which will have the meaning, to be set forth in the loan agreement, customarily ascribed to such term). The terms of any such loan (which will be unsecured) will be based upon market terms for loans of this nature.

                  (e) Each of the parties hereto represent that all necessary corporate action has been taken to duly authorize the consummation of the transactions contemplated by this Section 9.01.


                                    ARTICLE X

                                  Miscellaneous
                                  -------------

                  SECTION 10.01. Nonsurvival of Representations, Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

                  SECTION 10.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent or Sub, to

                            Tribune Company
                            435 North Michigan Avenue
                            Chicago, Illinois 60611
                            Attention:  Dennis J. FitzSimons
                            Telecopy No.: 312/222-3203


                       with a copy to :

                            Tribune Company
                            435 North Michigan Avenue
                            Chicago, Illinois 60611
                            Attention: Crane H. Kenney
                            Telecopy No.:  312/222-4206; and

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois 60603
                           Attention:  Thomas A. Cole, Esq. and
                           Larry A. Barden, Esq.
                           Telecopy No: 312/853-7036


                  (b)  if to the Company, to

                           Renaissance Communications Corp.
                           One Fawcett Place - Suite 120
                           Greenwich, Connecticut 06830
                           Attention: Michael Finkelstein
                           Telecopy No.: 203/629-9821


                       with a copy to :

                           Stroock & Stroock & Lavan
                           Seven Hanover Square
                           New York, New York 10004-2594
                           Attention: Martin H. Neidell
                           Telecopy No.: 212/806-6006


                  SECTION 10.03. Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used herein, "knowledge" or "best knowledge," as it relates to the Company or its Subsidiaries, means, with respect to any matter, that any executive officer or director of the Company or its subsidiaries or any general manager of the Stations has actual knowledge of such matter. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with the Company, any change or effect (or any development that, insofar as can reasonably be foreseen is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. As used in this Agreement, "extraordinary adverse change" means (i) the revocation of the FCC license relating to any Station or the receipt by the Company of an order to show cause with respect to such a revocation, or (ii) the physical destruction of any facility which has or will have the effect of a loss of broadcast capability at a Station for three consecutive days or more (provided that a Station shall not be deemed to have lost broadcast capability with respect to any day during which such Station's programming is carried on a complete and uninterrupted basis on such cable television system or systems as are then serving the principal broadcast market applicable to such Station and which carry such Station); provided, however, that any such change resulting from a failure to obtain an authorization, consent or approval relating to the Merger from, or the exercise of a right to terminate resulting from the Merger by, a party to any of the Company's network affiliation or programming agreements identified in Item 3.11(b) of the Company Disclosure Letter shall not constitute an extraordinary adverse change.

                  SECTION 10.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 10.05. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Confidentiality

Agreements and the other documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.04 and 6.06, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 10.06. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

                  SECTION 10.07. Publicity. Except as otherwise required by law or the rules of the New York Stock Exchange, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                  SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 10.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                              TRIBUNE COMPANY


                                              By  /s/ Donald C. Grenesko
                                                ------------------------
                                                Name:  Donald C. Grenesko
                                                Title:  Sr. Vice President and
                                                        Chief Financial Officer



                                              TOWER ACQUISITION COMPANY, INC.


                                              By  /s/ Dennis J. FitzSimons
                                                --------------------------
                                                Name:  Dennis J. FitzSimons
                                                Title:  President



                                              RENAISSANCE COMMUNICATIONS CORP.


                                              By  /s/ Michael Finkelstein
                                                -------------------------
                                                Name:  Michael Finkelstein
                                                Title:  Chief Executive Officer



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